As filed with the Securities and Exchange Commission on August 10, 2004

Registration No. 333-83749

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.
(Exact name of Registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

270 Park Avenue
New York, New York 10017
Tel. No. (212) 270-6000
(Name, address, including zip code,
and telephone number, including area code,
of Registrant’s principal executive offices)

Anthony J. Horan
Secretary
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017
Tel. No.: (212) 270-6000
(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

Copies of Notice to:

Neila Radin, Esq.
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017
(212) 270-6000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          From time to time after the effective date of this Registration Statement as determined by market conditions.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
          If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

          A Registration Statement on Form S-3 (Registration No. 333-83749) was originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 26, 1999 by the Registrant (formerly known as The Chase Manhattan Corporation) (the “Registration Statement”). The total principal amount of securities registered by the Registrant under the Registration Statement was $246,360,000. The offering of the securities by the Registrant has been terminated as of August 10, 2004. Pursuant to the undertaking of the Registrant contained in Part II of the Registration Statement under the heading “Undertakings”, the Registrant hereby removes from registration by means of this Post-Effective Amendment No. 1. the unsold shares of common stock that had been registered under the Registration Statement. The Registrant intends to carry forward any excess registration fees paid in connection with the Registration Statement for future registrations pursuant to Rule 457(p) under the Securities Act.

EXHIBIT INDEX

EXHIBIT
NUMBER	DOCUMENT DESCRIPTION

24.1	Powers of Attorney.

SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2004.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ANTHONY J. HORAN

	Name:	Anthony J. Horan
	Title:	Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

*	Director, Chairman and Chief Executive Officer (Principal Executive Officer)
(William B. Harrison, Jr.)

*	Director, President and Chief Operating Officer
(James Dimon)

*	Director
(Hans W. Becherer)

*	Director
(John H. Biggs)

*	Director
(Lawrence A. Bossidy)

*	Director
(Stephen B. Burke)

*	Director
(James S. Crown)

*	Director
(Ellen V. Futter)

*	Director
(William H. Gray, III)

*	Director
(Laban P. Jackson, Jr.)

*	Director
(John W. Kessler)

*	Director
(Robert I. Lipp)

*	Director
(Richard A. Manoogian)

*	Director
(David C. Novak)

*	Director
(Lee R. Raymond)

*	Director
(John R. Stafford)

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
(Dina Dublon)

*	Executive Vice President and Controller (Principal Accounting Officer)
(Joseph L. Sclafani)

* Anthony J. Horan hereby signs this Post-Effective Amendment No. 1 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 10, 2004 pursuant to a power of attorney attached as an exhibit to this registration statement.

By:	/s/ANTHONY J. HORAN

(Anthony J. Horan, Secretary)

EXHIBIT INDEX

EXHIBIT
NUMBER	DOCUMENT DESCRIPTION

24.1	Powers of Attorney.